Exhibit 21.1
The following is a list of Subsidiaries of the Registrant:

Legal Name	Jurisdiction of Incorporation
Lazydays R.V. Center, Inc. (Lazydays RV)	Delaware
LDRV Holdings Corp. (Lazydays RV)	Delaware
LDL of Fort Pierce, LLC	Delaware
Lazydays RV America LLC (Lazydays RV)	Delaware
Lazydays Mile Hi RV, LLC (Lazydays RV)	Delaware
Lazydays RV Discount, LLC (Lazydays RV)	Delaware
Lazydays RV of Longmont, LLC	Delaware
Lazydays of Minneapolis LLC (Lazydays RV)	Delaware
LDRV of Tennessee LLC (Lazydays RV)	Delaware
Lazydays of Central Florida, LLC	Delaware
Lazydays RV of Ohio, LLC	Delaware
Lazydays RV of Wilmington, LLC	Delaware
Lazydays RV of Phoenix, LLC	Delaware
Lazydays RV of Oregon, LLC	Delaware
Airstream of Knoxville at Lazydays RV, LLC	Delaware
Lazydays RV of Knoxville, LLC	Delaware
Lazydays RV of Iowa, LLC	Delaware
Lazydays Support Services, LLC	Delaware
LD Real Estate, LLC	Delaware
LD of Las Vegas, LLC	Delaware
Lazydays RV of Oklahoma, LLC	Delaware
Lazydays RV of St. George, LLC	Delaware
LDRV of Nashville, LLC	Delaware
Lazydays RV of Chicagoland, LLC	Delaware
Lone Star Diversified, LLC	Delaware
Lazydays RV of Elkhart, LLC	Delaware
Lazydays RV of Wisconsin, LLC	Delaware
Lazydays RV of Surprise, LLC	Delaware
Lazydays RV of Maryville, LLC	Delaware
Lazydays RV of Reno, LLC	Delaware